              As filed with the Securities and Exchange Commission
                                on March 22, 2001

                                                           Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549
                    ----------------------------------------

                                    FORM S-8

                             REGISTRATION STATEMENT

                                      UNDER

                           THE SECURITIES ACT OF 1933
                    ----------------------------------------

                            MONRO MUFFLER BRAKE, INC.
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

           New York                                     16-0838627
------------------------------                          ----------
(State or other jurisdiction of                      (I.R.S. Employer
incorporation or organization)                      Identification No.)

                 200 Holleder Parkway, Rochester, New York 14615
               (Address of Principal Executive Offices) (Zip Code)

     MONRO MUFFLER BRAKE, INC. 1989 EMPLOYEES' INCENTIVE STOCK OPTION PLAN
     ---------------------------------------------------------------------
                            (Full Title of the Plan)

                                 Robert G. Gross
                      President and Chief Executive Officer
                            MONRO MUFFLER BRAKE, INC.
                              200 Holleder Parkway
                            Rochester, New York 14615
                                 (716) 647-6400
            (Name, Address and Telephone Number of Agent for Service)

                                    Copy to:
                              Marc Weingarten, Esq.
                            Schulte Roth & Zabel LLP
                                919 Third Avenue
                            New York, New York 10022

======================================================================================================================
                                        CALCULATION OF REGISTRATION FEE

                                                                               Proposed
                                                                                Maximum
        Title of                                    Proposed Maximum           Aggregate             Amount of
     Securities to            Amount to be           Offering Price             Offering            Registration
     be Registered           Registered (1)           Per Share (2)             Price (2)              Fee
     -------------           --------------         ----------------         --------------         ------------
Common Stock, par value          577,783                $10.125              $5,850,052.88            $1,462.51
     $.01 per share              shares

======================================================================================================================

---------------------------------
(1) This amount is in addition to the 173,255 shares originally registered on December 28, 1992 (Registration Number 33-56458) (as adjusted for subsequent stock dividends), for a total of 751,038 registered shares. In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement on Form S-8 also covers an indeterminate number of shares as may be required to cover possible adjustments under the Monro Muffler Brake, Inc. 1989 Employees' Incentive Stock Option Plan, as amended (the "Plan").

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h)(1) under the Securities Act, based on the average of the high and low prices quoted for the Common Stock (the "Common Stock") in NASDAQ over-the-counter trading on March 20, 2001.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Incorporation of Documents by Reference.

                  The contents of the Registration Statement on Form S-8 filed by Monro Muffler Brake, Inc. (the "Company") with the Securities and Exchange Commission on December 28, 1992 (Registration Number 33-56458) with respect to 173,255 shares of Common Stock of the Company (as adjusted for subsequent stock dividends) are incorporated herein by reference.

Additional Information

                  This Registration Statement includes an additional 577,783 shares of Common Stock of the Company available to be issued under the Plan.

                  Item 8.      Exhibits.

                  The following is a complete list of exhibits filed as a part of this Registration Statement:


                  Exhibit No.            Document
                      4.1                Monro Muffler Brake, Inc. 1989 Employees' Incentive
                                         Stock Option Plan

                      4.2                Monro Muffler Brake, Inc. 1989 Employees' Incentive
                                         Stock Option Plan Amendment No. 1

                      4.3                Monro Muffler Brake, Inc. 1989 Employees' Incentive
                                         Stock Option Plan Amendment No. 2

                      4.4                Monro Muffler Brake, Inc. 1989 Employees' Incentive
                                         Stock Option Plan Amendment No. 3

                      5                  Opinion of Schulte Roth & Zabel LLP with respect
                                         to the legality of original issuance shares of
                                         Common Stock being registered

                      23.1               Consent of PricewaterhouseCoopers  LLP

                      23.2               Consent of Schulte Roth & Zabel LLP (included in
                                         Exhibit 5)

                      24                 Powers of Attorney (see pages II-1 and II-2 of
                                         this Registration Statement)

                                POWER OF ATTORNEY

                  The Registrant and each person whose signature appears below hereby appoint Robert G. Gross and Catherine D'Amico, and each of them, as their attorneys-in-fact, with full power of substitution, to execute in their names and on behalf of the Company and each such person, individually and in each capacity stated below, one or more amendments (including post-effective amendments) to this Registration Statement as the attorney-in-fact acting on the premise shall from time to time deem appropriate and to file any such amendment to this Registration Statement with the Securities and Exchange Commission.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rochester, State of New York, on this 19th day of March, 2001.

                                 MONRO MUFFLER BRAKE, INC.


                                 By:   /s/ Robert G. Gross
                                       ----------------------------
                                       Robert G. Gross
                                       President and Chief Executive Officer

                  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


           Name and Signature                                    Title                                  Date
           ------------------                                    -----                                  ----
/s/ Robert G. Gross                       Director, President and                              March 19, 2001
-------------------------------------     Chief Executive Officer
Robert G. Gross                           (Principal Executive Officer)

/s/ Catherine D'Amico                     Senior Vice-President-Finance                        March 19, 2001
-------------------------------------     Chief Financial Officer
Catherine D'Amico                         and Treasurer
                                          (Principal Financial
                                          and Accounting Officer)

/s/ Burton S. August, Sr.                 Director                                             March 19, 2001
-------------------------------------
Burton S. August, Sr.

/s/ Charles J. August                     Director                                             March 19, 2001
-------------------------------------
Charles J. August

/s/ Robert W. August                      Director                                             March 19, 2001
-------------------------------------
Robert W. August

/s/ Frederick M. Danziger                 Director                                             March 19, 2001
-------------------------------------
Frederick M. Danziger

/s/ Jack M. Gallagher                     Director                                             March 19, 2001
-------------------------------------
Jack M. Gallagher

/s/ Donald Glickman                       Director                                             March 19, 2001
-------------------------------------
Donald Glickman

/s/ Peter J. Solomon                      Director                                             March 19, 2001
-------------------------------------
Peter J. Solomon

/s/ Lionel B. Spiro                       Director                                             March 19, 2001
-------------------------------------
Lionel B. Spiro

/s/ W. Gary Wood                          Director                                             March 19, 2001
-------------------------------------
W. Gary Wood

                                  EXHIBIT INDEX

Exhibit No.                Document

4.1 Monro Muffler Brake, Inc. 1989 Employees' Incentive Stock Option Plan (included as an exhibit to the Company's Form S-8 filed December 28, 1992 and incorporated by reference)

4.2 Monro Muffler Brake, Inc. 1989 Employees' Incentive Stock Option Plan Amendment No. 1

4.3 Monro Muffler Brake, Inc. 1989 Employees' Incentive Stock Option Plan Amendment No. 2


4.4 Monro Muffler Brake, Inc. 1989 Employees' Incentive Stock Option Plan Amendment No. 3


5 Opinion of Schulte Roth & Zabel LLP with respect to the legality of original issuance of shares of Common Stock being registered


23.1                       Consent of PricewaterhouseCoopers LLP


23.2                       Consent of Schulte Roth & Zabel LLP (included in
                           Exhibit 5)


24                         Powers of Attorney (see pages II-1 and II-2 of this
                           Registration Statement)


                                      III-1